Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

Retrophin, Inc.

New York, NY

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement of Retrophin, Inc. on Form S-3 (Registration No. 333-198648) and to the incorporation by reference in this Registration Statement on Form S-3 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of Retrophin, Inc. for the registration of shares of its common stock with an aggregate offering price not to exceed $25,000,000, of our report dated March 11, 2015, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, relating to the consolidated financial statements, of Retrophin, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

We also consent to the reference to us under the caption “Experts” in the Prospectus, which is part of the Registration Statement of Retrophin, Inc. on Form S-3 (Registration No. 333-198648).

/s/ BDO USA, LLP

New York, New York

March 18, 2015